                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/X/ Preliminary proxy statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

- -------------------------------------------------------------------------------

                             THE CERPLEX GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

- -------------------------------------------------------------------------------

                        Board of Directors of Registrant
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:  N/A

- -------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:  N/A

- -------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
            N/A

- -------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:  N/A

- -------------------------------------------------------------------------------

    (5) Total fee paid:  N/A

- -------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

- -------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filling.

    (1) Amount previously paid:  N/A

- -------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:  N/A

- -------------------------------------------------------------------------------

    (3) Filing Party:  N/A

- -------------------------------------------------------------------------------

    (4) Date Filed:  N/A

- -------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF THE CERPLEX GROUP, INC.

    You are cordially invited to attend the Annual Meeting of Stockholders of The Cerplex Group, Inc. ("Cerplex" or the "Company") on Thursday, August 22, 1996 at 9:00 a.m., Pacific Daylight Savings time. The Annual Meeting will be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California.

    At the meeting, you will be asked to consider and vote upon the following proposals: (i) the approval of a proposal to authorize the issuance of Common Stock equal to 20% or more of the outstanding Common Stock upon conversion of the Company's Series B Convertible Preferred Stock; (ii) the approval of certain amendments to the Company's Restated 1993 Stock Option Plan, as amended (the "1993 Plan"), which will increase the number of shares of the Company's Common Stock available for issuance from 1,000,000 to 2,000,000 shares, and increase the total number of shares of Common Stock for which any one individual may be granted stock options or separately exercisable stock appreciation rights in any calendar year from 300,000 to 500,000; (iii) the election of seven (7) individuals to serve as the Company's Board of Directors; and (iv) the ratification of [__________] as the Company's independent auditors for the current fiscal year.

    Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying post-paid reply envelope. By returning the proxy, you can help Cerplex avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.


August 5, 1996                              WILLIAM A. KLEIN
                                            Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             THE CERPLEX GROUP, INC.

                                  -------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Cerplex Group, Inc., a Delaware corporation ("Cerplex" or the "Company"), will be held on Thursday, August 22, 1996 at 9:00 a.m. Pacific Daylight Savings time at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California, for the following purposes:

    1. The approval of a proposal to authorize the issuance of Common Stock equal to 20% or more of the outstanding Common Stock upon conversion of the Company's Series B Convertible Preferred Stock;

    2. To approve certain amendments to Cerplex's Restated 1993 Stock Option Plan as amended (the "1993 Plan") to (i) increase the number of shares of the Company's Common Stock available for issuance from 1,000,000 to 2,000,000 shares and (ii) increase the total number of shares of Common Stock for which any one individual may be granted stock options or separately exercisable stock appreciation rights in any calendar year from 300,000 to 500,000;

    3. To elect a seven (7) member Board of Directors for Cerplex from the following nominees: Richard C. Davis, Robert Finzi, Jerome Jacobson, Patrick S. Jones, William A. Klein, Myron Kunin and James T. Schraith;

    4. To ratify the selection of [__________] as Cerplex's independent auditors for the current fiscal year ending December 29, 1996; and

    5. To transact such other business as may properly come before the meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on July 23, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                            By Order of the Board of Directors



                                            FREDERIC A. RANDALL, JR.
                                            Secretary

Tustin, California
August 5, 1996


ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY
OR PROXIES AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT
THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                 PROXY STATEMENT

                                   ----------

                             THE CERPLEX GROUP, INC.

                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of The Cerplex Group, Inc. ("Cerplex" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, August 22, 1996 at 9:00 a.m. Pacific Daylight Savings time, at which time stockholders of record on July 23, 1996 will be entitled to vote. On July 23, 1996, Cerplex had outstanding 13,402,467 shares of Common Stock and 8,000 shares of Series B Convertible Preferred Stock ("Series B Stock"). Stockholders of record on such date are entitled to one vote for each share of Common Stock held on such date and each share of Common Stock into which the Series B Stock held on such date is convertible, on all matters to be voted upon at the meeting.

    Cerplex intends to mail this proxy statement and the accompanying proxy card on or about August 5, 1996 to all stockholders entitled to vote at the Annual Meeting. Cerplex's principal executive offices are located at 1382 Bell Avenue, Tustin, California 92680. The telephone number at that address is (714) 258-5600.

VOTING

    On each matter to be considered at the meeting, each holder of Common Stock will be entitled to cast one vote for each share of the Company's Common Stock held of record by such stockholder on July 23, 1996 and each holder of Series B Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class. Pursuant to Delaware law, directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the 1996 Annual Meeting and entitled to vote on each matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of Cerplex at Cerplex's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

    Cerplex will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names

                                       2.

shares of Common Stock beneficially owned by others, to forward to such beneficial owners. Cerplex may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Cerplex. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                     GENERAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to Cerplex regarding the ownership as of July 23, 1996 of Cerplex's Common Stock and Series B Stock on an as-converted basis (assuming a Conversion Price - as such term is defined under the caption "Proposal No. 1" - of $5.07) by (i) each Named Executive Officer of Cerplex (as such term is defined under the caption "Compensation of Directors and Executive Officers -- Summary of Cash and Certain Other Compensation"), (ii) each director and nominee for director of Cerplex,
(iii) all current directors and executive officers of Cerplex as a group, and
(iv) each stockholder known to Cerplex to be a beneficial owner of more than five percent (5%) of Cerplex's Common Stock.

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL             PERCENT OF
                NAME OF BENEFICIAL OWNER                          OWNERSHIP (#)                CLASS
                ------------------------                        -----------------           ----------
William A. Klein.........................................            4,990,383 (1)             37.2%

Myron Kunin..............................................              972,642 (2)              7.2

Theodore J. Wisniewski...................................              753,603                  5.6

Richard C. Davis.........................................              703,204                  5.2

James T. Schraith........................................              440,744 (3)              3.2

Alan L. Weaver...........................................              144,536                  1.1

Bruce D. Nye.............................................               52,381 (4)                *

Jerome Jacobson..........................................               47,605 (5)                *

Robert Finzi.............................................               33,500 (6)                *

Patrick S. Jones.........................................               20,000 (7)                *

All current directors and executive officers as a group              7,208,078 (8)             51.8
(10 persons)

DLJ Capital Corporation..................................            1,510,255 (9)             10.8
    140 Broadway
    New York, NY  10005

Sprout Growth II, L.P....................................            1,294,599(10)              9.3
    140 Broadway
    New York, NY 10005

The Northwestern Mutual Life Insurance Company...........            1,358,261(11)              9.2
    720 East Wisconsin Avenue
    Milwaukee, WI  53202

John Hancock Mutual Life Insurance Company...............              893,261(12)              6.2
    John Hancock Place
    200 Clarendon Street
    Boston, MA  02117

- --------------------

*  Less than 1%

                                       3.

(#) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants which are currently exercisable or convertible or which will become exercisable or convertible within sixty (60) days after July 23, 1996 are deemed outstanding for computing the beneficial ownership of the person holding such option but are not outstanding for computing the beneficial ownership of any other person or entity. In addition, as the shares of Series B Stock are convertible into shares of Common Stock within sixty (60) days after July 23, 1996, such shares are deemed outstanding for computing the beneficial ownership of the entities holding shares of Series B Stock, but are not outstanding for computing the beneficial ownership of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) Includes 50,000 shares of Common Stock held by the Klein 1994 Charitable Remainder UniTrust (the "Trust") and 180,000 shares of Common Stock held by The Klein Foundation. Mr. Klein disclaims beneficial ownership of these shares except to the extent of his indirect interest in shares held by the Trust.

(2) Includes 20,000 shares of Common Stock issuable upon the exercise of immediately exercisable options.

(3) These 440,744 shares of Common Stock are issuable upon the exercise of immediately exercisable options.

(4) Includes 9,921 shares of Common Stock issuable upon the exercise of immediately exercisable options.

(5) Includes 10,000 shares of Common Stock issuable upon the exercise of immediately exercisable options.

(6) Includes 30,000 shares issuable upon the exercise of immediately exercisable options held by Mr. Finzi for the beneficial ownership of DLJ Capital Corporation. Mr. Finzi disclaims beneficial ownership of these shares. Mr. Finzi serves as a Vice President of the Sprout Group, a division of DLJ Capital Corporation, and is a general partner of one of the general partners of Sprout Growth II, L.P. As such, Mr. Finzi may be deemed the beneficial owner of the shares of Common Stock held by Sprout Growth II, L.P. Mr. Finzi disclaims such beneficial ownership except to the extent of his indirect partnership interest in Sprout Growth II, L.P.

(7) These 20,000 shares of Common Stock are issuable upon the exercise of immediately exercisable options.

(8) This number reflects the stock ownership of those individuals who are executive officers and directors of the Company as of July 23, 1996 (such individuals are named in "Executive Officers" and "Information With Respect to Nominees" herein) and incorporates the shares and options referenced in footnotes (1) through (7) above.

(9) Includes 1,294,599 shares beneficially owned by Sprout Growth II, L.P. (see footnote 10 below). DLJ Capital Corporation, as the managing general partner of Sprout Growth II, L.P., may be deemed to share voting and dispositive power with respect to these shares. DLJ Capital Corporation disclaims beneficial ownership of these shares except to the extent of its direct and indirect partnership interests in Sprout Growth II, L.P. Also includes 231 shares of Series B Stock on an as-converted basis assuming a Conversion Price of $5.07, which equals 45,562 shares of Common Stock. Also includes 53,826 shares issuable upon exercise of an immediately exercisable warrant beneficially owned by DLJ Capital Corporation and 30,000 shares issuable upon the exercise of options held by Mr. Finzi for the beneficial interest of DLJ Capital Corporation. See footnote (6) above.

(10) Includes 2,269 shares of Series B Stock on an as-converted basis assuming a Conversion Price of $5.07, which equals 447,534 shares of Common Stock.

(11) Includes 918,261 shares of Common Stock issuable upon the exercise of an immediately exercisable warrant and 440,000 shares of Common Stock issuable upon the exercise of an additional immediately exercisable warrant.

                                       4.

(12)  Includes 173,913, 304,348, 150,909, and 264,091 shares of Common Stock issuable upon the exercise of immediately exercisable warrants.


EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the executive officers of the Company as of July 23, 1996:

NAME                                AGE              POSITION
- ----                                ---              --------
William A. Klein                     55              Chairman of the Board

James T. Schraith                    38              President and Chief Executive Officer

Richard C. Davis                     46              President of International Operations

James R. Eckstaedt                   42              Senior Vice President and Chief Financial Officer

Philip E. Pietrowski                 51              Senior Vice President, North American Operations

Robert N. McFarland                  51              Senior Vice President, North American Sales

         William A. Klein has been the Chairman of the Board of Directors of Cerplex since its inception in May 1990. Mr. Klein also served as the Company's Chief Executive Officer from August 1993 until October 1995. Mr. Klein was Chairman of InCirT Technology Incorporated from 1990 until September 1993 at which time such entities were consolidated with the Company. Mr. Klein was previously President and Chief Executive Officer of Century Data, Inc. from 1986 until 1990. Mr. Klein was the founder and Chief Executive Officer of Cybernex from October 1981 until its merger with Read-Rite in 1986. Prior to October 1981, Mr. Klein held various positions over a 19-year period with IBM in engineering, manufacturing and management.

         James T. Schraith has served as President and Chief Executive Officer and a member of the Board of Directors of Cerplex since October 1995. Before joining Cerplex, Mr. Schraith was employed from 1987 to September 1995 by AST Research, Inc., where he served as a director and the President and Chief Operating Officer of the company. From 1978 to 1987 Mr. Schraith held various positions with Schlumberger Ltd. He currently serves on the Board of Directors of Semtech Corporation.

         Richard C. Davis has served as a member of the Board of Directors of Cerplex since May 1990 and as the President of International Operations of Cerplex since October 1995. Prior to October 1995, Mr. Davis served as the President of Cerplex and in various executive positions since May 1990. Mr. Davis was the Chief Financial Officer of each of EMServe, Inc., Diversified Manufacturing Services, Inc. and InCirT Technology Incorporated from July 1991, June 1991 and February 1990, respectively, until September 1993 at which time such entities were consolidated with the Company. Mr. Davis was Vice President and Chief Financial Officer of Century Data, Inc. from 1986 until 1990. Prior to 1986, Mr. Davis held various financial, accounting and managerial positions within Xerox Corporation.

         James R. Eckstaedt joined the Company as Senior Vice President and Chief Financial Officer in July 1996. From 1987 to 1996, Mr. Eckstaedt held various finance-related positions with Western Digital Corporation, including Vice President and Treasurer in 1996; Vice President, Finance from 1994 to 1996; Vice President and Treasurer from 1993 to 1994; and Assistant Treasurer from 1991 to 1993.

         Philip E. Pietrowski has served as Senior Vice President, North American Operations of Cerplex since January 1996. He joined the Company in October 1995 as Vice President of Logistics. Prior to that time, Mr. Pietrowski spent twenty-four years at Digital Equipment Corporation in Massachusetts, holding various senior level positions. The last position he held with Digital Equipment was Corporate Multivendor Services Business Manager, where Mr. Pietrowski was responsible for worldwide service logistics, repair of information systems and administration.

                                       5.

         Robert N. McFarland has served as the Senior Vice President, North American Sales for Cerplex since joining the Company in January 1996. From 1992 to 1996, he held a number of positions with AST Research, Inc., most recently as Vice President and General Manager of Asian and Middle East Operations. Mr. McFarland spent nine years in vice president and director level sales management positions with The Mastercare Corporation, Computer Language Research, Inc. and LEGENT Corporation and eleven years with Auto-Trol Technology Corporation, finishing as Vice President of International Operations.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT

         It is the responsibility of the Compensation Committee (the "Committee" or "Compensation Committee") of the Cerplex Board of Directors to make recommendations to the Board with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. The Committee also administers the Company's Restated 1993 Stock Option Plan, as amended (the "1993 Plan"). The following is a summary of the policies of the Committee which affected the compensation paid to executive officers for the last fiscal year, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

         GENERAL COMPENSATION POLICY. Under the supervision of the Committee, Cerplex has developed a compensation policy which is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the financial performance of Cerplex. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of Cerplex as measured by his personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual experience, expertise and responsibility and is designed to be competitive with salary levels in the industry; (ii) annual incentive compensation which reflects individual and Company performance for the year; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Cerplex stockholders.

         FACTORS. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1995 fiscal year are summarized below. Additional factors were also taken into account, and the Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

         - BASE SALARY. The base salary for each officer is set on the basis of experience, expertise, responsibility, the salary levels in effect for comparable positions in the industry and internal comparability considerations. As a general matter, year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in positions comparable to that of the executive officer within the industry.

         - ANNUAL INCENTIVE COMPENSATION. The Board of Directors has discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Committee based upon the extent to which certain financial and performance targets established annually by the Committee are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 1995, the performance targets for each of the Named Executive Officers included net sales and pre-tax profit. The weight given to each factor varied from individual to individual. No bonuses were awarded in fiscal year 1995 to the Named Executive Officers due to the Company's failure to meet the performance targets established by the Committee.

         - LONG-TERM INCENTIVE COMPENSATION. Cerplex has also adopted the 1993 Plan and, subject to stockholder approval, certain amendments thereto. Each grant under the 1993 Plan is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage Cerplex from the perspective of an owner with an equity stake in the business and to remain in the service of the Company. The Company has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of vested option shares based upon the individual's position with the Company and his or her existing holdings of vested options. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in

                                       6.

Cerplex. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of Cerplex Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option vests over time subject to the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

         - CEO COMPENSATION. The base salary established for the 1995 fiscal year for Mr. William A. Klein, the Company's Chief Executive Officer until October 1995 and for Mr. James T. Schraith, the Company's Chief Executive Officer as of October 1995, reflected the Committee's policy to maintain a level of stability and certainty with respect to the Chief Executive Officer's base salary from year to year, and there was no intent to have this particular component of compensation affected to any significant degree by the Company's performance factors. In setting the Chief Executive Officer's base salary, the Committee sought to provide a level of base salary competitive to that paid to other chief executive officers in the industry and to maintain internal comparability. No bonuses were paid to either Chief Executive Officer during 1995. Mr. Schraith was granted an option to purchase 500,000 shares in connection with his commencement of employment with the Company in order to strengthen the mutuality of interests between the Chief Executive Officer and the Cerplex stockholders and encourage Mr. Schraith to remain in the employ of the Company.

         TAX LIMITATION. As a result of federal tax legislation enacted in 1993, a publicly-held company such as Cerplex will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. This limitation was in effect for the 1995 fiscal year, but the compensation paid to the Company's executive officers for the 1995 fiscal year did not exceed the $1 million limit per officer. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the Annual Meeting, the stockholders are being asked to approve certain amendments to the 1993 Plan which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

Dated:  August 5, 1996                      Compensation Committee


                                            Robert Finzi
                                            Myron Kunin

                                       7.

STOCK PERFORMANCE GRAPH

         The graph depicted below shows Cerplex's stock price as an index for the period commencing April, 1994 to December 29, 1995 assuming $100 invested on April 8, 1994 (the date of Cerplex's initial public offering) and reinvestment of dividends, along with the composite prices of companies listed on the University of Chicago's Center for Research on Security Prices ("CRSP") Total Return Index for National Association of Securities Dealers Automated Quotation ("Nasdaq") Stock Market.

                     Cerplex                 CRSP                  NASDAQ
                ------------------    -------------------    -------------------
Apr-94          9.09  $11.00  $100    0.42  $236.47  $100    0.24  $411.93  $100
Dec-94          9.09   10.75  $ 98    0.42  $244.46  $103    0.24  $493.73  $120
Dec-95          9.09    7.75  $ 70    0.42  $345.69  $146    0.24  $751.97  $183

Chart Data
- ----------
                Apr-94          Dec-94          Dec-95
                ------          ------          ------
Cerplex          $100            $ 98            $ 70
CRSP             $100            $103            $146
NASDAQ           $100            $120            $183



         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, which might incorporate future filings, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the Company's Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                                       8.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the 1993, 1994 and 1995 fiscal years by (i) the Company's Chief Executive Officers during fiscal 1995 and (ii) the Company's four other most highly compensated executive officers who were serving as executive officers at the end of that year (together, the "Named Executive Officers"). No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1995 fiscal year resigned or terminated employment during the fiscal year.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

                                                                              Long-Term
                                                                            Compensation
                                                                              Securities
                                                                              Underlying          All Other
      Name and Principal Position          Year           Salary($)          Options (#)     Compensation($)(1)
      ---------------------------          ----           ---------         ------------     ------------------
William A. Klein(2)                        1995           $415,422                --                $791
  Chairman of the Board                    1994            392,343                --                 660
                                           1993            398,115                --                 900

James T. Schraith(3)                       1995             84,612             500,000               195
  President and Chief                      1994               --                  --                 --
  Executive Officer                        1993               --                  --                 --

Richard C. Davis                           1995            202,356                --                 791
  President of International               1994            196,197                --                 660
  Operations                               1993            199,083                --                 900

Bruce D. Nye(4)                            1995            150,020                --                 791
  Vice President and                       1994            131,552                --                 660
  Chief Financial Officer                  1993             44,769              52,381               57

Theodore J. Wisniewski(5)                  1995            152,332                --                 791
  Sr. Vice President                       1994            156,735                --                 660
  Corporate Quality & Engineering          1993            149,539                --                 900

Alan L. Weaver(6)                          1995            152,332                --                 791
  President of the                         1994            156,735                --                 660
  InCirT Technology Division               1993            149,059                --                 315

- ----------------------------------

(1) Reflects payments of term life insurance premiums for each Named Executive Officer.

(2)      Mr. Klein served as the Company's Chief Executive Officer until October
         1995.

(3) Mr. Schraith joined the Company as its Chief Executive Officer in October 1995. Had Mr. Schraith been employed by the Company for all of 1995, his base salary would have been $400,000 and the amount of life insurance premiums paid by the Company would have been $791.

(4) Mr. Nye joined the Company in August 1993. Had Mr. Nye been employed by the Company for all of 1993, his salary would have been $120,000 and the amount of life insurance premiums paid by the Company would have been $153. Mr. Nye served as an executive officer of the Company until July 1996.

(5) Mr. Wisniewski served as an executive officer of the Company until January 1996.

                                       9.

(6)      Mr. Weaver served as an executive officer of the Company until January
         1996.


STOCK OPTIONS

         The following table sets forth, for the year ended December 31, 1995, information concerning the grant of options to purchase shares of Common Stock under the Company's 1993 Plan to the Named Executive Officers. No stock appreciation rights have been granted to any of the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                       Percent of
                       Number of     Total Options                                Potential Realizable Value
                      Securities       Granted to                                   at Assumed Annualized
                      Underlying      Employees in    Exercise of                    Rates of Stock Price
                        Options       Fiscal Year     Base Price     Expiration    Appreciation For Option
       Name             Granted           (%)            ($/Sh)         Date               Term(4)
       ----           ----------     -------------    ------------   ----------    -------------------------
                                                                                      5%            10%
                                                                                      --            ---
James T. Schraith     500,000(1)        75.2(2)         6.75(3)       10/02/05   $2,122,519   $5,378,881

(1) The option was granted on October 3, 1995 and has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. 440,744 of such option shares are immediately exercisable, but subject to repurchase by the Company which repurchase right lapses with respect to twenty-five percent (25%) of the option shares on October 3, 1996 and the balance of the option shares in thirty-six (36) equal successive monthly installments thereafter. Of the 59,256 remaining option shares, twenty-five percent (25%) become exercisable on October 3, 1996 and the balance become exercisable thereafter in a series of thirty-six (36) equal successive monthly installments.

(2) Based on option grants for an aggregate of 715,000 shares granted to employees in 1995, including the options granted to the Named Executive Officers.

(3) The exercise price per share of the options granted represents the fair market value of the underlying shares of Common Stock on the date the options were granted, as determined by the Company's Compensation Committee. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income or employment tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Compensation Committee, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

(4) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.


                                       10.

OPTION EXERCISES AND HOLDINGS

         The table below sets forth information concerning unexercised options held as of the end of fiscal 1995 by the Named Executive Officers. No stock options or stock appreciation rights were exercised during such year and no stock appreciation rights were outstanding at the end of such fiscal year.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                         Number of Securities                  Value of Unexercised In-the-
                                        Underlying Unexercised                   Money Options at FY-End
            Name                         Options at FY-End (#)                            ($)(1)
            ----                   ---------------------------------         ---------------------------------
                                   Exercisable         Unexercisable         Exercisable         Unexercisable
                                   -----------         -------------         -----------         -------------
William A. Klein                       --                    --                    --                  --

James T. Schraith                  440,744(2)             59,256(3)             $440,744            $59,256

Richard C. Davis                       --                    --                    --                  --

Bruce D. Nye                        34,921(4)                --                  245,495               --

Theodore J. Wisniewski                 --                    --                    --                  --

Alan L. Weaver                         --                    --                    --                  --

- ------------------------------

(1) Based upon the market price of $7.75 per share, which was the closing selling price per share of Common Stock on the Nasdaq National Market on December 29, 1995, the last business day of the 1995 fiscal year, less the option exercise price payable per share.

(2) Such option shares are immediately exercisable, but subject to repurchase by the Company which repurchase right lapses with respect to twenty-five percent (25%) of the option shares on October 3, 1996 and the balance of the option shares in thirty-six (36) equal successive monthly installments thereafter.

(3) Such option shares are exercisable for twenty-five percent (25%) on October 3, 1996 and for the balance in a series of thirty-six (36) equal successive monthly installments thereafter.

(4)      Such options are immediately exercisable and fully vested.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

         None of the Company's executive officers have employment agreements with Cerplex, and their employment may be terminated at any time at the discretion of the Board of Directors. The Compensation Committee has the discretionary authority as administrator of the Company's 1993 Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options upon the happening of certain events, including, without limitation, a change in control of the Company whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Robert Finzi, Carmelo Santoro and Gregorio Reyes were members of the Compensation Committee until May 1995, when Mr. Reyes declined to stand for reelection to the Company's Board of Directors. From May 1995 to September 1995, the Compensation Committee consisted of Messrs. Finzi and Santoro. Mr. Kunin was appointed to the Compensation Committee in September 1995 and Mr. Santoro resigned from the Company's Board of Directors and its Compensation Committee in October 1995. None of these individuals was at any time an officer or employee of the Company. A loan was made to Mr. Santoro which is further described herein under the heading "Certain Relationships and Related Transactions."

         During the 1995 fiscal year, William A. Klein, the Chief Executive Officer of the Company for a portion of 1995 and the Chairman of the Board, served as a director of Sunward Technologies, Inc. and Sunward Technologies, Inc.'s Chief Executive Officer, Gregorio Reyes, served on the Company's Compensation Committee.

                                       11.

                                 PROPOSAL NO. 1

              APPROVAL OF ISSUANCE OF COMMON STOCK UPON CONVERSION
                     OF SERIES B CONVERTIBLE PREFERRED STOCK

         On June 11, 1996 the Company consummated a private placement (the "Private Placement") of Series B Convertible Preferred Stock (the "Series B Stock") to accredited investors. Eight thousand shares of Series B Stock were offered and sold at the price of $1,000 per share for gross proceeds to the Company of $8,000,000.

THE SERIES B STOCK

         Holders of the Series B Stock are entitled to receive dividends as may be declared from time to time by the Board. The Board may not pay dividends to the holders of the Company's Common Stock unless and until the Board has paid an equivalent dividend, based upon the number of shares of Common Stock into which each share of series B Stock is convertible as of the record date for the payment of the dividend, to the holders of Series B Stock. In addition, the Company has agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission covering the resale of the Common Stock issuable upon conversion of the Series B Stock, and shall cause such registration to become effective by the 150th day following the closing of the Private Placement. In the event the Company should fail to register under the Securities Act of 1993, as amended, by such deadline the shares of Common Stock into which the Series B Stock are convertible, the holders of Series B Stock shall be entitled to receive a dividend at the rate of $0.83 1/3 per share per day for each day after such deadline until the shares are so registered, up to $500 per share.

         In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B Stock are entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of Common Stock, the amount of $2,000 per share plus all accrued or declared but unpaid dividends (the "Liquidation Preference").

         At any time more than ninety (90) days after June 11, 1996, each share of Series B Stock may be convertible, at the option of the holder thereof, into the number of shares of Common Stock equal to $1,000 (the "Original Issue Price") divided by the lower of (i) 80% of the average closing bid price of the Common Stock for the 10 trading days ending three days prior to the date of the notice of conversion or (ii) $5.07 (the "Conversion Price"). Each share of Series B Stock shall automatically be converted into the number of shares of Common Stock determined as provided above, either (i) five years following June 11, 1996, or (ii) five days after written notice to the holders of Series B Stock by the Company that the price of the Common Stock for 30 consecutive trading days has exceeded $19.13 per share, whichever occurs first. The conversion provisions are also subject to adjustment in certain circumstances.

         The Series B Stock is not redeemable, with one exception which is described below. Except as otherwise provided by law, each holder of shares of Series B Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class on all matters presented for stockholder vote.

STOCKHOLDER APPROVAL REQUIRED FOR ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES B STOCK

         Under applicable Delaware law and the Company's Certificate of Incorporation, as amended, the Company's Board has the authority, without further action by the stockholders, (i) to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued Preferred Stock and (ii) to fix the number of shares constituting any series and the designation of such series. However, the rules of the Nasdaq National Market on which the Company's Common Stock is traded require that the Company obtain stockholder approval prior to the issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock (or voting power) outstanding before the issuance for less than the greater of book or market value of the stock.

         The actual number of shares of Common Stock which the Company will ultimately issue upon conversion of the Series B Stock presently cannot be determined as the conversion price is based on the then current market price. Assuming a Conversion Price of $5.07, the Company would be obligated to issue 197 shares of Common Stock for each share of Series B Stock, for a total of 1,576,000 shares of Common Stock or approximately 11.8% of the Common Stock outstanding immediately prior to the issuance of the Series B Stock. The application of

                                       12.

the conversion formula set forth above will cause the number of shares of Common Stock to be issued to vary inversely with the market price of the Common Stock.

         Accordingly, the number of shares of Common Stock to be issued upon conversion of the Series B Stock potentially could equal or exceed 20% of the number of shares of the Company's Common Stock outstanding prior to such Private Placement. Therefore, in order to assure continued compliance with the above-referenced Nasdaq rules, the Company is requesting that the holders of Common Stock authorize the Company to issue and deliver such number of shares of Common Stock as would be necessary upon the conversion of the Series B Stock presently outstanding, which number of shares of Common Stock could equal 20% or more of the number of shares of Common Stock outstanding prior to the Private Placement. No further authorization or vote of the holders of Common Stock will be sought or required with respect to the issuance of Common Stock upon conversion of the Series B Stock. The issuance of the Common Stock may be dilutive of the interests of holders of the currently outstanding Common Stock. Holders of the Company's Common Stock have no preemptive rights with respect to the issuance and sale of any securities of the Company.

         The Company is not obligated to issue, in the aggregate, more than 2,679,484 shares of Common Stock (less than 20% of the amount outstanding as of the close of the private placement) upon conversion of the Series B Stock if issuance of a larger amount would violate the above-referenced Nasdaq rules. In the event that stockholder approval of this proposal is not obtained and conversion of all such Series B Stock would otherwise violate such Nasdaq rules, then those shares of Series B Stock which, upon conversion to Common Stock, would bring the Company's aggregate issuance to or above that 20% threshold shall not convert and the holders shall, instead, receive an amount of cash equal to the Liquidation Preference ($2,000 per share) for such shares, subject to certain qualifications. So, for example, assuming a Conversion Price of $3.00, the 8,000 shares of Series B Stock outstanding would convert into 3,333,333 shares of Common Stock, which represents 25% of the total number of shares outstanding as of the closing of the Private Placement. Accordingly, the Company would be required to pay the holders of Series B Stock approximately $3,135,966 in cash if all such shares were presented for conversion. In addition, the conversion formula dictates that the number of shares of Common Stock issuable upon conversion of the Series B Stock will increase if the market price of the Common Stock decreases and, so, the amount of cash the Company would be required to pay to the holders of the Series B Stock also increases. There can be no assurance that the Company would have the amount of cash required to satisfy such obligation if it were required to pay such amount, or that such payment would not adversely affect the Company by reducing the amount of cash otherwise available for its operations and general corporate purposes.

         The minimum vote which will constitute stockholder approval of this Proposal No. 1 is a majority of the total votes cast on the proposal in person or by proxy. The holders of a majority of the shares of Common Stock and Series B Stock (voting together with the holders of Common Stock on an as-converted basis) have previously voted to approve this proposal.

         THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                                       13.

                                 PROPOSAL NO. 2

          APPROVAL OF AMENDMENT TO THE RESTATED 1993 STOCK OPTION PLAN

PLAN BACKGROUND

         The Company's stockholders are being asked to approve an amendment to the Restated 1993 Stock Option Plan (the "1993 Plan") to (i) increase the number of shares of Common Stock authorized for issuance under the 1993 Plan from 1,000,000 shares to 2,000,000 shares, and (ii) increase the total number of shares of Common Stock for which any one individual may be granted stock options or separately exercisable stock appreciation rights in any one calendar year from 300,000 to 500,000. The 1993 Plan was originally adopted by the Board and approved by the stockholders in 1993. A restatement of the 1993 Plan was approved by the Board and stockholders on February 2, 1994 and February 4, 1994, respectively.

         The following is a summary of the principal features of the 1993 Plan as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Tustin, California.

STRUCTURE OF EQUITY PROGRAM

         The 1993 Plan contains two separate equity incentive programs: (i) a Discretionary Option Grant Program and (ii) an Automatic Option Grant Program. The Discretionary Option Grant Program is administered by the Compensation Committee of the Board. This Committee has complete discretion (subject to the provisions of the 1993 Plan) to authorize discretionary option grants under the 1993 Plan. However, all grants under the Automatic Option Grant Program are made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Committee with respect to the grants made thereunder.

ELIGIBILITY

         Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board (other than those serving as members of the Compensation Committee) and consultants and independent contractors of the Company and its parent and subsidiaries will be eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board (including members of the Compensation Committee) will also be eligible to participate in the Automatic Option Grant Program.

         As of July 23, 1996, six executive officers, approximately 1,500 other employees and three employee Board members were eligible to participate in the Discretionary Option Grant, and four non-employee Board members were eligible to participate in the Automatic Option Grant Program.

SHARE RESERVE

         A total of 2,000,000 shares of Common Stock (including the 1,000,000 share increase subject to stockholder approval under this Proposal No. 2) have been reserved for issuance over the ten year term of the 1993 Plan. In no event may any one participant in the 1993 Plan be granted options or separately exercisable stock appreciation rights for more than 500,000 shares (including the 200,000 share increase subject to stockholder approval under this Proposal No. 2) in the aggregate over the term of the 1993 Plan.

         In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1993 Plan and to each outstanding option.

         As of July 23, 1996, 1,248,949 shares were subject to outstanding options and 668,667 shares were available for grant under the 1993 Plan, including the proposed 1,000,000 share increase in authorized shares.

                                       14.

VALUATION

         The fair market value per share of Common Stock on any relevant date under the 1993 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On July 23, 1996, the closing selling price per share was $6.38.

         DISCRETIONARY OPTION GRANT PROGRAM. Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Committee will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The Committee is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

- - TANDEM STOCK APPRECIATION RIGHTS provide the holders with the right to surrender their options for an appreciation distribution from the Company in an amount equal to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Compensation Committee, be made in cash or in shares of Common Stock.

- - LIMITED STOCK APPRECIATION RIGHTS may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be cancelled upon the successful completion of a hostile take-over of the Company. In return for the cancelled option, the officer will be entitled to a cash distribution from the Company in an amount per cancelled option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

         The Committee will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

         AUTOMATIC OPTION GRANT PROGRAM. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member at or after the 1995 Annual Stockholders Meeting will automatically be granted at that time an option grant for 20,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Stockholders Meeting, beginning with the 1995 Annual Meeting, each individual who is reelected as a non-employee Board member at such meeting will automatically be granted an option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such 10,000 share options which any one non-employee Board member may receive over the period of Board service, and non-employee Board members who have previously served in the Company's employ will be eligible for one or more 10,000 share option grants.

         Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

         Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial option grant will vest (and the Company's repurchase rights will lapse) in forty-eight equal monthly installments over the optionee's period of Board service measured from the option grant date.

                                       15.

         The shares subject to each automatic option grant will immediately vest upon the happening of certain events, including the acquisition of the Company by merger or asset sale or a hostile change in control of the Company. In addition, upon the successful completion of a hostile take-over, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

ACCELERATION

         In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full. The Committee has the discretionary authority to accelerate any options assumed or replaced in connection with such acquisition or to condition such acceleration on the subsequent termination of the optionee's service within a designated period following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Committee will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Grant Program either at the time of such change in control or upon the subsequent termination of the optionee's service.

         The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

         The Committee may permit one or more optionees to pay the exercise price of outstanding options under the Discretionary Option Grant Program by delivering a promissory note. The Committee will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares.

SPECIAL TAX ELECTION

         The Committee may provide one or more holders of options under the Discretionary Option Grant Program with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Committee may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

         The Board may amend or modify the 1993 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on December 16, 2003.

                                       16.

RECENT STOCK AWARDS UNDER THE 1993 PLAN

         The table below shows, as to each of the Company's Named Executive Officers, each nominee for director and the various indicated groups, the number of shares of Common Stock subject to options granted between January 1, 1995 and July 23, 1996 under the 1993 Plan with the weighted average exercise price payable per share.

                                                                             NUMBER OF
                          NAME AND POSITION                                OPTION SHARES            EXERCISE PRICE
                          -----------------                                -------------            --------------
William A. Klein
         Chairman of the Board......................................             0                        0

James T. Schraith
         Chief Executive Officer, Director..........................          500,000                   $6.75

Richard C. Davis
         President of International Operations, Director............             0                        0

Bruce D. Nye
         Chief Financial Officer....................................             0                        0

Theodore J. Wisniewski
         Senior Vice President Corporate Quality &                               0                        0
         Engineering................................................

Alan L. Weaver
         President of the InCirt Technology Division................             0                        0

All current executive officers, as a group
(6 persons).........................................................         630,000(1)                6.72(2)

Robert Finzi
         Director...................................................           10,000                    7.50

Myron Kunin
         Director...................................................           20,000                    7.50

Jerome Jacobson
         Director...................................................           10,000                    7.50

Patrick S. Jones
         Director...................................................           20,000                    6.58

All current directors who are not executive officers, as a
group (4 persons)...................................................           60,000                  7.19(2)

All employees, including current officers who are not
executive officers, as a group (22 persons).........................          342,000                  6.71(2)

- ----------------------------------------

(1) Includes grant of (i) 500,000 option shares to James Schraith (as set forth above), (ii) 30,000 option shares to Robert McFarland, the Company's Senior Vice President, North American Sales, on January 23, 1996 for an exercise price of $6.63 per share; (iii) 20,000 option shares to Philip Pietrowski, the Company's Senior Vice President, North American Operations, on October 3, 1995 for an exercise price of $6.75 per share, (iv) an additional 20,000 option shares to Mr. Pietrowski on January 23, 1996 for $6.63 per share and (v) 60,000 option shares to James Eckstaedt, the Company's Senior Vice President and Chief Financial Officer, on July 16, 1996 for $6.58 per share.

(2) Exercise price per share is equal to the weighted average exercise price per share.

                                       17.

FEDERAL INCOME TAX CONSEQUENCES

         OPTION GRANTS. Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

         - INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         - NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

         STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

         Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by the Company over the period that the option shares are to vest. Option grants at 100% of fair market value will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to its financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

                                       18.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1993 Plan. Should such stockholder approval not be obtained, then the 1,000,000 share increase in the number of shares available for issuance under the 1993 and the 200,000 share increase in the number of options and stock appreciation rights which may be granted to any one individual in any calendar year will not become effective, and the grants made on the basis of such increases will terminate, and the 1993 Plan will terminate once the balance of the share reserve as last approved by the stockholders has been issued.


NEW PLAN BENEFITS AND STOCK AWARDS

         The table below shows, as to each of the Company's Named Executive Officers, each nominee for director and the various indicated groups, the number of shares of Common Stock underlying options received by or allocated to each of the following subject to stockholder approval of the 1,000,000 share reserve increase and the 200,000 share increase in the number of options and stock appreciation rights which may be granted to any one individual, as well as the options which will be granted under the Automatic Option Grant Program on the date of the 1996 Annual Meeting to each individual who is to continue to serve as a non-employee Board member.

                                                                                    NUMBER OF              DOLLAR
                              NAME AND POSITION                                   OPTION SHARES             VALUE
                              -----------------                                   -------------            ------
William A. Klein
         Chairman of the Board..............................................            0                     0

James T. Schraith
         Chief Executive Officer, President, Director.......................         200,000                $6.75

Richard C. Davis
         President of International Operations, Director....................            0                     0

Bruce D. Nye
         Chief Financial Officer............................................            0                     0

Alan L. Weaver
         President of the InCirt Technology Division........................            0                     0

Theodore J. Wisniewski
         Senior Vice President Corporate Quality and Engineering............            0                     0

All current executive officers as a group (6 persons).......................       310,000(1)             $6.70(2)

Robert Finzi
         Director...........................................................         10,000                  (3)

Myron Kunin
         Director...........................................................         10,000                  (3)

Jerome Jacobson
         Director...........................................................         10,000                  (3)

Patrick S. Jones
         Director...........................................................         20,000                 $6.58

All current non-employee directors as a group (4 persons)...................         50,000                  (4)

All employees, including current officers who are not executive
officers, as a group (14 persons)...........................................         197,000               6.61(2)

- ----------------------------------------

                                       19.

(1) This number reflects the Committee's grant of 30,000 option shares to Robert N. McFarland on January 23, 1996, the grant of 20,000 option shares to Philip E. Pietrowski on the same date and the grant of 60,000 option shares to James R. Eckstaedt on July 16, 1996.

(2) Exercise price per share is equal to the weighted average exercise price per share.

(3) Exercise price per share for each such option will be equal to the closing selling price per share of Common Stock on the Nasdaq National Market on the date of the Annual Meeting.

(4) Exercise price per share for Messrs. Finzi, Kunin and Jacobson will be equal to the closing selling price per share of Common Stock on the Nasdaq National Market on the date of the Annual Meeting.
         Exercise price per share for options held by Mr. Jones is $6.58.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1993 PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO CONTINUE TO HAVE A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.


                                 PROPOSAL NO. 3

                        ELECTION OF DIRECTORS - NOMINEES

         Seven (7) directors will be elected at the Annual Meeting by the holders of Cerplex Common Stock and Series B Stock to serve until the next Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. Proxyholders will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The seven (7) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of Cerplex. Stockholders of Cerplex are not entitled to cumulative voting rights. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

INFORMATION WITH RESPECT TO NOMINEES

         Set forth below, as of July 23, 1996, for each nominee for director of Cerplex is information regarding his age, position(s) with Cerplex, the period he has served as a director, any family relationship with any other director or executive officer of Cerplex and the directorships currently held by him in corporations whose shares are publicly traded.

NAME, AGE AND                                                        PRINCIPAL OCCUPATION AND
FIRST YEAR AS DIRECTOR                                                 BUSINESS EXPERIENCE
- ----------------------                                               ------------------------
Richard C. Davis, 46, 1990...............   For a description of the background of Mr. Davis, see "Executive
                                            Officers" herein.

                                       20.

Robert Finzi, 42, 1993 (1)(2)............   Mr. Finzi has been a Vice President of the Sprout Group, a division of DLJ Capital Corporation, which is the managing general partner of Sprout Growth II, L.P. and an affiliate of
                                            Donaldson, Lufkin & Jenrette Securities Corporation since May
                                            1991.  Mr. Finzi is also a general partner of the general partner of a series of investment funds managed by the Sprout Group and a limited partner of the general partner of ML Ventures II, L.P.
                                            From 1984 to 1991, Mr. Finzi was a Vice President of Merrill
                                            Lynch Venture Capital.  Mr. Finzi also serves as a director of
                                            Platinum Software Corporation and a number of private
                                            companies.

Jerome Jacobson, 74, 1993 (1)............   Mr. Jacobson serves as a director of Datawatch Corporation.  Mr.
                                            Jacobson has served as an individual general partner of ML
                                            Ventures II, L.P. since 1987.  Mr. Jacobson is President of
                                            Economic Studies, Inc. and an independent financial advisor and economic consultant.  Mr. Jacobson was  Executive Vice President of Bendix Corporation from 1974 to 1980 and was Vice Chairman of Burroughs Corporation from 1981 to 1984.

Patrick S. Jones, 51, 1996 (2)...........   Mr. Jones has served as Vice President - Corporate Controller for
                                            Intel Corporation since 1992.  As such, he is responsible for worldwide accounting, international finance and administration at
                                            Intel's overseas locations, accounting services, external reporting, and all financial systems applications.  Prior to 1992, Mr. Jones served as Vice President and Chief Financial Officer of LSI Logic
                                            Corporation.

William A. Klein, 55, 1990...............   For a description of the background of Mr. Klein, see "Executive
                                            Officers" herein.

Myron Kunin, 67, 1995 (1)(2).............   Mr. Kunin has served as Chairman of the Board of Regis
                                            Corporation since 1983.  Mr. Kunin also served as the Chief
                                            Executive Officer until July 1995.  From 1967 to 1987 he was
                                            President of Regis Corporation, and from 1954 to 1965 he served as its Vice President.  Mr. Kunin has been a director of Regis
                                            Corporation since 1954.  Mr. Kunin has been a director and major stockholder of Nortech Systems, Inc. since 1990.

James T. Schraith, 38, 1995..............   For a description of the background of Mr. Schraith, see
                                            "Executive Officers" herein.

- --------------------

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors met seven times during the year ended December 1995. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which such Director served.

         Cerplex has a standing Audit Committee composed of Messrs. Robert Finzi, Jerome Jacobson, Patrick Jones and Myron Kunin. The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. The Audit Committee had three formal meetings and several additional informal meetings during the 1995 fiscal year.

         Cerplex has a standing Compensation Committee which met twice during the 1995 fiscal year. This Committee consisted of Messrs. Robert Finzi, Carmelo Santoro and Gregorio Reyes from the beginning of the

                                       21.

1995 fiscal year until May 1995, when Mr. Reyes declined to stand for reelection to the Company's Board of Directors. From May 1995 to September 1995, the Compensation Committee consisted of Messrs. Finzi and Santoro. Mr. Kunin was appointed to the Compensation Committee in September 1995 and Mr. Santoro resigned from the Company's Board of Directors and its Compensation Committee in October 1995. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of Cerplex.


COMPENSATION OF DIRECTORS

         Each director has received $6,000 per quarter as a retainer fee, $1,000 per Board meeting attended and $1,000 per committee meeting attended since January 1, 1994. In addition, each non-employee board member is eligible to receive automatic option grants under the Company's 1993 Plan as follows: (i) each individual who is first elected or appointed a non-employee Board member at or after the 1995 Annual Stockholders Meeting will automatically be granted, on the date of such initial election or appointment, an option to purchase 20,000 shares of Common Stock and (ii) on the date of each Annual Stockholders Meeting beginning with the 1995 Meeting, each individual who is reelected to serve as a non-employee Board member will automatically be granted an option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months prior to the date of the Annual Meeting. The following individuals were granted an option to purchase 10,000 shares of Common Stock at the 1995 Annual Meeting at an exercise price of $7.50 per share: Robert Finzi, Jerome Jacobson and Carmelo J. Santoro. Myron Kunin was granted an option to purchase 20,000 shares of Common Stock at the 1995 Annual Meeting at an exercise price of $7.50 per share as he was first elected to the Board at such meeting. See Proposal No. 2 for a detailed description of the automatic option grant program under the 1993 Plan.

         All directors hold office until the next Annual Meeting of Stockholders and until their successors have been elected. Officers are appointed to serve, at the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among executive officers or directors of Cerplex. There are no arrangements or understandings involving any director or any nominee regarding such person's status as a director or nominee.

         Mr. Jacobson, a director of the Company since August, 1993, performed consulting services for the Company during the 1995 fiscal year. Mr. Jacobson was paid a consulting fee of $2,500 per month for such services and was reimbursed by the Company for expenses incurred by him in connection with performing such services.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         The following summarizes all known filing delinquencies or failure to file with respect to reports on Forms 3, 4 and 5, which were required to be filed pursuant to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 by members of the Board of Directors, the executive officers of Cerplex and beneficial owners of more than ten percent of the outstanding shares of the Company's Common Stock: Richard Davis, a director and executive officer of the Company, filed a required report on a Form 4 on July 10, 1996 disclosing the disposition of 25,000 shares of Common Stock on May 29, 1996, which disposition should have been reported on the Form 4 filed on June 10, 1996 for Mr. Davis.

                              CERTAIN TRANSACTIONS

CERTAIN RELATIONSHIPS AND RESTATED TRANSACTIONS

         The Company subleases certain real property for its operations in Irvine, California and in Newburgh, New York from WC Cartwright Corporation, a California corporation ("WC Cartwright"). Messrs. Klein and Davis and Ms. Carolyn J. Klein (the spouse of Mr. Klein) are officers, directors and principal shareholders of WC Cartwright. In 1995, the Company paid to WC Cartwright an aggregate of $540,000 in rent for use of the real property located in Irvine, California and $245,000 in rent for use of the real property located in Newburgh, New York. Under its subleases with WC Cartwright, the Company is obligated to remit monthly lease payments to WC Cartwright in the amount of $44,982 through October 31, 1996 with respect to the Irvine, California property, and from $16,713 and $22,204 per month (on a graduated rent basis) through July 31, 1997 with respect to the Newburgh, New York real property.

                                       22.

         On January 5, 1994, the Company made loans, each in the amount of $80,000 at a 6% interest rate compounded annually, to Jerome Jacobson and Carmelo Santoro, directors of the Company in connection with the exercise of stock options. The principal amount of such loans and accrued interest of $179,062 remains outstanding and are due and payable on January 5, 1999. In addition, on December 31, 1995, the Company made a loan in the amount of $55,000 at a 6.8% interest rate compounded annually to Bruce D. Nye, an officer of the Company, in connection with the exercise of stock options. Such loan and accrued interest remains outstanding and are due and payable on December 31, 2000.

         In connection with the Private Placement of Series B Stock in June 1996, the following entities, which are related to Robert Finzi, a director of Cerplex (as more fully described in footnotes (6) and (9) to the table set forth under the caption "Security Ownership of Certain Beneficial Owners and Management"), made the following purchases of Series B Stock at a price of $1,000 per share:

                                                                                         Number of Shares
                                Affiliated Entities                                      of Series B Stock
                                -------------------                                      -----------------
DLJ Capital Corporation............................................................             231

Sprout Growth II, L.P..............................................................            2,269

INDEMNITY AGREEMENTS

         The Company has entered into an Indemnity Agreement with each of its directors (the "Indemnity Agreements") which provides that, with certain exceptions, the Company will hold harmless and indemnify its directors to the fullest extent permitted under Delaware Law. Under the Indemnity Agreements, the Company is obligated to indemnify each of its directors against all expenses (including attorneys' fees), fines, judgments and settlement amounts that such director may incur in connection with any action or proceeding (including actions brought by or on behalf of the Company such as stockholder derivative actions) to which the director is or may be made a party to by reason of such director's position as a director, officer, employee or agent of the Company or any other company or enterprise to which the person provides services at the request of the Company. This additional indemnity goes beyond the rights expressly provided under the Delaware Law primarily in the availability of indemnification in connection with actions brought by or on behalf of the Company, such as stockholder derivative actions, and in the provisions for advancement of litigation expenses prior to settlement or judgment.

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL SEVEN NOMINEES NAMED ABOVE.


                                 PROPOSAL NO. 4
                    RATIFICATION OF SELECTION OF INDEPENDENT
                                    AUDITORS

         The firm of KPMG Peat Marwick LLP served as independent auditors for Cerplex for the fiscal year ended December 31, 1995. However, on [___________], 1996 the Audit Committee of the Board of Directors, on the recommendation of Cerplex's management, selected [______________________] to serve in this capacity for the current fiscal year. Cerplex is asking the stockholders to ratify the selection by the Board of Directors of [______________________] as independent auditors to audit the consolidated financial statements of Cerplex for the fiscal year ending December 29, 1996 and to perform other appropriate services.

         KPMG Peat Marwick LLP's report on the Company's financial statements for each of the past two years neither contained an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope or accounting principles. In addition, there were not any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         A representative of each of [______________________] and KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and each of the representatives will be given an opportunity to make a brief presentation to the stockholders and will be available to respond to appropriate questions. Cerplex has been advised by [______________________] that neither that firm nor any of its associates has any material relationship with Cerplex nor any affiliate of Cerplex.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION. IN THE EVENT THAT A MAJORITY OF THE SHARES VOTED AT THE ANNUAL MEETING DO NOT VOTE FOR

                                       23.

RATIFICATION OF THE SELECTION OF [______________________], THE BOARD OF DIRECTORS WILL RECONSIDER SUCH SELECTION. UNDER ALL CIRCUMSTANCES, THE BOARD RETAINS THE CORPORATE AUTHORITY TO CHANGE THE AUDITORS AT A LATER DATE.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

                  Under the present rules of the Commission, the deadline for stockholders to submit proposals to be considered for inclusion in Cerplex's Proxy Statement for next year's Annual Meeting of Stockholders is January 15, 1997. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are hereby incorporated by reference in this Proxy Statement: (i) the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1995, (ii) the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1996, and (iii) the Current Report of the Company on Form 8-K dated April 8, 1996.

         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         The Company will provide without charge to each person to whom this Proxy Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such document). Requests for such documents should be submitted in writing to James T. Schraith, President and Chief Executive Officer, at The Cerplex Group, Inc., 1382 Bell Avenue, Tustin, CA 92680 or by telephone at (714) 258-5600.

                                       24.

                             THE CERPLEX GROUP, INC.
                                      PROXY
                           FOR HOLDERS OF COMMON STOCK

                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 22, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on August 22, 1996 and the proxy statement and appoints William A. Klein and James T. Schraith, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Cerplex Group, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Cerplex to be held at the Hyatt Recency Irvine, 17900 Jamboree Road, Irvine, California, on Thursday, August 22, 1996 at 9:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

1. PROPOSAL TO AUTHORIZE THE ISSUANCE OF COMMON STOCK EQUAL TO 20% OR MORE OF THE OUTSTANDING COMMON STOCK (OR VOTING POWER) UPON CONVERSION OF THE COMPANY'S SERIES B CONVERTIBLE PREFERRED STOCK.

                  FOR               AGAINST                  ABSTAIN
                  / /                 / /                      / /


2. AMENDMENT TO CERPLEX'S 1993 PLAN TO INCREASE THE POOL OF SHARES AVAILABLE UNDER THE 1993 PLAN FROM 1,000,000 TO 2,000,000 OF COMMON STOCK AND TO INCREASE THE TOTAL NUMBER OF OPTION SHARES WHICH MAY BE GRANTED TO ANY ONE INDIVIDUAL IN ANY CALENDAR YEAR FROM 300,000 TO 500,000.

                  FOR               AGAINST                  ABSTAIN
                  / /                 / /                      / /


3.       ELECTION OF DIRECTORS

         / / FOR all nominees      / / WITHHOLD AUTHORITY        / / EXCEPTIONS
             listed below              to vote for all nominees

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX, AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

         RICHARD C. DAVIS        PATRICK S. JONES          MYRON KUNIN
         ROBERT FINZI            WILLIAM A. KLEIN          JAMES T. SCHRAITH
         JEROME JACOBSON

4. RATIFICATION OF [______________________] AS INDEPENDENT AUDITORS FOR FISCAL YEAR 1996.

                  FOR               AGAINST                  ABSTAIN
                  / /                 / /                      / /


         The Board of Directors recommends a vote FOR each of the director nominees listed above and for the other proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposals No. 1, 2 and 4 and FOR each of the nominees listed under Proposal No. 3 if no specification is made. This proxy will also be voted at the discretion of the proxy holders on such matters other than the three specific items as may come before the meeting.

Please print the name(s) appearing
on each Common Stock certificate(s)
over which you have voting authority:                          Dated:

               (Print name(s) as it (they) appear on certificate)

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer.
If a partnership, please sign in the partnership name by an authorized person.

                            (Authorized Signature(s))

PLEASE RETURN YOUR EXECUTED PROXY TO CERPLEX'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO CERPLEX ATTENTION: CHIEF FINANCIAL OFFICER.

                                       2.

                             THE CERPLEX GROUP, INC.
                                      PROXY
                     FOR HOLDERS OF SERIES B PREFERRED STOCK

                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 22, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on August 22, 1996 and the proxy statement and appoints William A. Klein and James T. Schraith, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Cerplex Group, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Cerplex to be held at the Hyatt Recency Irvine, 17900 Jamboree Road, Irvine, California, on Thursday, August 22, 1996 at 9:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

1. PROPOSAL TO AUTHORIZE THE ISSUANCE OF COMMON STOCK EQUAL TO 20% OR MORE OF THE OUTSTANDING COMMON STOCK (OR VOTING POWER) UPON CONVERSION OF THE COMPANY'S SERIES B CONVERTIBLE PREFERRED STOCK.

                  FOR               AGAINST                  ABSTAIN
                  / /                 / /                      / /


2. AMENDMENT TO CERPLEX'S 1993 PLAN TO INCREASE THE POOL OF SHARES AVAILABLE UNDER THE 1993 PLAN FROM 1,000,000 TO 2,000,000 OF COMMON STOCK AND TO INCREASE THE TOTAL NUMBER OF OPTION SHARES WHICH MAY BE GRANTED TO ANY ONE INDIVIDUAL IN ANY CALENDAR YEAR FROM 300,000 TO 500,000.

                  FOR               AGAINST                  ABSTAIN
                  / /                 / /                      / /


3.       ELECTION OF DIRECTORS

         / / FOR all nominees      / / WITHHOLD AUTHORITY        / / EXCEPTIONS
             listed below              to vote for all nominees

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX, AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

         RICHARD C. DAVIS        PATRICK S. JONES          MYRON KUNIN
         ROBERT FINZI            WILLIAM A. KLEIN          JAMES T. SCHRAITH
         JEROME JACOBSON

4. RATIFICATION OF [______________________] AS INDEPENDENT AUDITORS FOR FISCAL YEAR 1996.

                  FOR               AGAINST                  ABSTAIN
                  / /                 / /                      / /



      The Board of Directors recommends a vote FOR each of the director nominees listed above and for the other proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposals No. 1, 2 and 4 and FOR each of the nominees listed under Proposal
No. 3 if no specification is made. This proxy will also be voted at the discretion of the proxy holders on such matters other than the three specific items as may come before the meeting.

Please print the name(s) appearing
on each Series B Preferred Stock
certificate(s) over which you have
voting authority:                                             Dated:

               (Print name(s) as it (they) appear on certificate)

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                            (Authorized Signature(s))

PLEASE RETURN YOUR EXECUTED PROXY TO CERPLEX'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO CERPLEX ATTENTION: CHIEF FINANCIAL OFFICER.

                                       2.

                            THE CERPLEX GROUP, INC.
                        RESTATED 1993 STOCK OPTION PLAN
                   (RESTATED AND AMENDED AS OF JULY 16, 1996)

                                  ARTICLE ONE

                               GENERAL PROVISIONS
                               ------------------


       I.        PURPOSES OF THE PLAN

                 A. The Restated 1993 Stock Option Plan (the "Plan") is intended to promote the interests of The Cerplex Group, Inc., a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

     II.         STRUCTURE OF THE PLAN

                 A. The Plan shall be divided into two separate equity programs:

                                a.         the Discretionary Option Grant
         Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                                b. the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

                 B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

     III.        DEFINITIONS

                 For purposes of the Plan, the following definitions shall be in effect:

                 BOARD:  the Corporation's Board of Directors.

                 CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

                        a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires





                                       1.

         beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
         Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                        b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                 CODE:  the Internal Revenue Code of 1986, as amended.

                 COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

                 COMMON STOCK:  shares of the Corporation's common stock.

                 CORPORATE TRANSACTION: either of the following stockholder-approved transactions to which the Corporation is a party:

                        a. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or

                        b. the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

                 EFFECTIVE DATE: the first date on which the shares of the Corporation's Common Stock were registered under Section 12(g) of the Exchange Act.

                 ELIGIBLE DIRECTOR: a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

                 EMPLOYEE: an individual who is in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.





                                       2.

                 EXCHANGE ACT: the Securities Exchange Act of 1934, as amended from time to time.

                 FAIR MARKET VALUE: the fair market value per share of Common Stock determined in accordance with the following provisions:

                    a. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                    b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                 HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

                    a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                    b. more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the Exchange Act.

                 INCENTIVE OPTION: a stock option which satisfies the requirements of Code Section 422.





                                       3.

                 NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

                 OPTIONEE: any person to whom an option is granted under the Plan.

                 PARENT: any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                 SERVICE: the provision of services to the Corporation (or any Parent or Subsidiary) by an individual in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

                 SUBSIDIARY: each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

                 10% STOCKHOLDER: the owner of stock (as determined under Code
Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation.

     IV.         ADMINISTRATION OF THE PLAN

                 A. The Discretionary Option Grant Program shall be administered by the Committee. No Board member shall be eligible to serve on the Committee if such individual has, within the twelve (12)-month period immediately preceding the date of his or her appointment to the Committee, received an option grant or stock issuance under this Plan or any





                                       4.

other stock plan of the Corporation (or any parent or subsidiary corporation) other than pursuant to the Automatic Grant Program under Article IV. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                 B. The Committee shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations and interpretations concerning the Discretionary Option Grant Program and any outstanding option as it may deem necessary or advisable. The Committee shall have the authority to make option grants under the Discretionary Option Grant Program to any and all eligible individuals. The Committee shall have complete discretion to determine the number of shares to be covered by each such option, the time or times at which such option is to become exercisable and the maximum term for which the option is to remain outstanding. Decisions of the Committee shall be final and binding on all parties with an interest in any outstanding option under the Discretionary Option Grant Program.

                 C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and the Committee shall exercise no discretionary functions with respect to option grants made thereunder.

       V.        ELIGIBILITY FOR OPTION GRANTS

                 A. The persons eligible to participate in the Discretionary Option Grant Program shall be limited to the following:

                               (i) officers and other Employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

                              (ii) non-employee members of the Board, other than those who are serving on the Committee; and

                             (iii) those consultants or independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

                 B. The individuals eligible to participate in the Automatic Option Grant Program shall be (i) those individuals who are first elected or appointed as non-employee Board members on or after the 1995 Annual Stockholders Meeting, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who are reelected to serve as non-employee Board members after one or more Annual Stockholders Meetings beginning with the 1995 Annual Meeting. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be





                                       5.

eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her reelection as a non-employee Board member at one or more Annual Stockholders Meetings.

     VI.         STOCK SUBJECT TO THE PLAN

                 A. Shares of the Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The aggregate number of shares available for issuance under the Plan from and after the Effective Date shall not exceed 2,000,000 shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this Section VI. The maximum number of shares of Common Stock for which any one participant on the Plan may be granted stock options or separately exercisable stock appreciation rights in any calendar year shall not exceed 500,000 shares.

                 B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of
Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section V of Article Two and all shares issued under the Plan, whether or not repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall not be available for subsequent option grant under the Plan. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the option holder.

                 C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of shares issuable under the Plan, (ii) the maximum number and/or class of shares for which any one participant may be granted stock options or separately exercisable stock appreciation rights, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of shares and price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Committee shall be final, binding and conclusive.





                                       6.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------


       I.        TERMS AND CONDITIONS OF OPTIONS

                 Options granted pursuant to this Article Two shall be authorized by action of the Committee and may, at the Committee's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees may only be granted Non-Statutory Options. Each option granted shall be evidenced by one or more instruments in the form approved by the Committee. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

                 A.       Option Price.

                          1.      The option price per share shall be fixed by
the Committee. In no event, however, shall the option price per share of an Incentive Option be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of the option grant, and in no event shall the option price per share of a Non-Statutory Option be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the date of the option grant.

                          2.      The option price shall become immediately due
upon exercise of the option and, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, shall be payable in one of the following alternative forms:

                          -       cash or check made payable to the
         Corporation's order;

                          - shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                          - through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the





                                       7.

         purchased shares directly to such brokerage firm in order to complete the sale transaction.

                          For purposes of this Section I.A.2, the Exercise Date
shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                 B.       Term and Exercise of Options.

                          Each option granted under this Article Two shall be
exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Committee and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

                 C.       Termination of Service.

                          1.      Except to the extent otherwise provided
pursuant to Section I.C.3 below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

                        - Should the optionee cease to remain in Service for any reason other than death or Permanent Disability, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                        - Should such Service terminate by reason of Permanent Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                        - Should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve
         (12)-month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.





                                       8.

                        - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                        - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the optionee is not otherwise at that time vested.

                          2.      The Committee shall have discretion,
exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under Section I.C.1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                          3.      The Committee shall have discretion to extend
the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under Section I.C.1 of this Article Two to such greater period of time as the Committee shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                 D.       Stockholder Rights.

                          An optionee shall have no stockholder rights with
respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

                 E. Repurchase Rights. The shares of Common Stock acquired upon the exercise of any option granted under this Plan may be subject to repurchase by the Corporation in accordance with the following provisions:

                          a. The Committee shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Plan. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall





                                       9.

         be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the instrument evidencing such repurchase right.

                          b.      All of the Corporation's outstanding
         repurchase rights under this Plan shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

                          c.      The Committee shall have discretion,
         exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Plan and thereby accelerate the vesting of such shares in whole or in part at any time.

         II.     INCENTIVE OPTIONS

                 The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

                 A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

                 B. 10% Stockholder. If any individual to whom an Incentive Option is granted is a 10% Stockholder, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

                 Except as modified by the preceding provisions of this Section II, the provisions of the Plan shall apply to all Incentive Options granted hereunder.

     III .       CORPORATE TRANSACTION/CHANGE IN CONTROL





                                      10.

                 A. In the event of a Corporate Transaction, the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of grant. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

                 B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                 C. The Committee shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction, or alternatively to provide for the subsequent acceleration of any outstanding options under this Article Two which do not otherwise accelerate at the time of the Corporate Transaction, should the Optionee's Service terminate within a designated period following the effective date of such Corporate Transaction. The Committee shall also have the authority to provide for the immediate termination of any of the Corporation's outstanding repurchase rights under this Article Two which do not otherwise terminate at the time of the Corporate Transaction, upon the subsequent termination of the Optionee's Service within a designated period following the effective date of such Corporate Transaction.

                 D. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

                 D. The Committee shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this





                                      11.

Article Two (and the immediate termination of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Committee shall also have full power and authority to condition any such option acceleration (and the termination of outstanding repurchase rights) upon the subsequent termination of the optionee's Service within a specified period following the Change in Control. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                 E. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                 F. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 G. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II.

       IV.       CANCELLATION AND REGRANT OF OPTIONS

                 The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share not less than (i) Fair Market Value of the Common Stock on the new grant date in the case of an Incentive Option (ii) eighty-five percent (85%) of such Fair Market Value in the case of a Non-Statutory Option, or (iii) one hundred ten percent (110%) of such Fair Market Value in the case of an Incentive Option granted to a 10% Stockholder.

       V .       STOCK APPRECIATION RIGHTS

                 A. Provided and only if the Committee determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Committee may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

                 B. No surrender of an option shall be effective hereunder unless it is approved by the Committee. If the surrender is so approved, then the distribution to which the optionee





                                      12.

shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

                 C. If the surrender of an option is rejected by the Committee, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

                 D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled and the optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate option price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

                 E.       No stock appreciation right granted under this
Section V shall be assignable or transferable by the optionee and shall be exercisable only by the optionee. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grant under the Plan.

       VI.       LOANS OR INSTALLMENT PAYMENTS

                 The Committee may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (a) authorizing the extension of a loan to such optionee from the Corporation or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Committee in its sole discretion. Loans and installment payments may be granted with or without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.





                                      13.

                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------


       I.        OPTION TERMS

                 A. GRANT DATES. Option grants shall be made on the dates specified below:

                          1.      Each Eligible Director who is first elected
or appointed as a non-employee Board member on or after the 1995 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 20,000 shares of Common Stock.

                          2.      On the date of each Annual Stockholders
Meeting, beginning with the 1995 Annual Meeting, each individual who is reelected to serve as an Eligible Director after such meeting, shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 10,000-share option grants any one Eligible Director may receive over his or her period of Board service.

                 B.       EXERCISE PRICE.

                          1.      The exercise price per share shall be equal
to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                          2.      The exercise price shall be payable in one or
more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must accompany the written notice of exercise delivered to the Corporation.

                 C.       OPTION TERM.  Each option shall have a term of ten
(10) years measured from the option grant date.

                 D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each grant shall vest, and the Corporation's repurchase right shall lapse, in a series of forty-eight (48) equal and successive monthly installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) month of Board service measured from the option grant date.





                                      14.

                 E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                          (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                          (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                          (iii)   In no event shall the option remain
         exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

     II.         CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

                 A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                 B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares





                                      15.

until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

                 C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

                 D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III.        AMENDMENT OF THE AUTOMATIC OPTION GRANT PROGRAM

                 The provisions of this Automatic Option Grant Program, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

     IV.         REMAINING TERMS
                 ---------------

                 The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.





                                      16.

                                  ARTICLE FOUR

                                 MISCELLANEOUS


       I.        AMENDMENT OF THE PLAN

                 The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitations of that program. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section VI.C of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

     II.         TAX WITHHOLDING

                 A. The Corporation's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Discretionary Option Grant Program shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

                 B. The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3 of the Exchange Act) provide any or all holders of outstanding option grants under Article Two with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, a portion of such shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal, State and local income and employment taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes.





                                      17.

     III.        EFFECTIVE DATE AND TERM OF PLAN

                 1. The Plan was adopted as an amendment and restatement of the 1993 Stock Option Plan originally adopted as of December 17, 1993 and
became effective on   the Effective Date.

                 A. On January 13, 1995, the Board adopted an amendment to the Plan to increase the number of shares issuable thereunder by 500,000 shares to 1,000,000 shares and to implement the Automatic Option Grant Program, subject to stockholder approval at the 1995 Annual Stockholders Meeting. The Company's stockholders approved such amendment at the 1995 Annual Meeting of Stockholders held on May 18, 1995.

                 B. On July 16, 1996, the Board adopted on amendment to the Plan to increase the number of shares issuable thereunder by 1,000,000 shares to 2,000,000 shares and to increase the total number of shares of Common Stock for which any one individual may be granted stock options or separately exercisable stock appreciation rights in any calendar year from 300,000 to 500,000. No options granted on the basis of such 1,000,000-share increase or the 200,000-share increase shall become exercisable in whole or in part unless and until such stockholder approval is obtained. If such stockholder approval is not obtained, then any unexercised options granted on the basis of such increase shall terminate and cease to be outstanding.

                 C. The provisions of each restatement of, and amendment to, the Plan shall apply only to options granted under the Plan from and after the effective date of such restatement or amendment. All options issued and outstanding under the Plan immediately prior to the adoption of each restatement or amendment shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option) as in effect on the date each such option was previously granted, and nothing in a subsequent restatement or amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

                 D. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan was originally adopted by the Board, (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of outstanding options and stock appreciation rights, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then no options outstanding on such date shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                 E. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

     IV.         USE OF PROCEEDS

                 Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.





                                      18.

       V.        REGULATORY APPROVALS

                 A. The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

                 B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of a Form S- 8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

     VI.         NO EMPLOYMENT/SERVICE RIGHTS

                 Neither the action of the Corporation in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     VII.        MISCELLANEOUS PROVISIONS

                 A. Except as otherwise expressly authorized under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any optionee.

                 B. The provisions of the Plan governing the vesting and exercise of options and shares issued under the Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

                 C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.





                                      19.